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                                                                      Exhibit 21

GLOBALSTAR, L.P.

As of February 28, 1999, active subsidiaries, all 100% owned directly or indirectly (except as noted below) consist of the following:

GLOBALSTAR CAPITAL CORPORATION                              DELAWARE
GLOBALTEL (1)                                               RUSSIAN FEDERATION
GLOBALTRAK PTY                                              AUSTRALIA
GLOBALSTAR SERVICES COMPANY, INC.                           DELAWARE
GLOBALSTAR CORPORATION                                      DELAWARE



TABLE

(1) ONLY 49% OWNED DIRECTLY OR INDIRECTLY